As filed with the Securities and Exchange Commission on May 27, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Capital One Financial Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	54-1719854
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
1680 Capital One Drive
McLean, Virginia 22102
(Address of Principal Executive Offices) (Zip Code)

Capital One Financial Corporation Associate Savings Plan as Amended and Restated
(Full Title of the Plan)
Matthew W. Cooper
General Counsel & Corporate Secretary
1680 Capital One Drive
McLean, Virginia 22102
(Name and Address of Agent for Service)
(703) 720-1000
(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

NOTE
This Registration Statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 by Capital One Financial Corporation (the “Company” or “Registrant”) for the purpose of registering 3,268,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), which may be issued under the Capital One Financial Corporation Associate Savings Plan as Amended and Restated (the “Plan”). In accordance with General Instruction E to Form S-8, the Company hereby incorporates herein by reference the original Registration Statement on Form S-8 filed by the Company with respect to the Plan on February 2, 1998 (SEC File No. 333-45453) and the additional Registration Statements on Form S-8 filed by the Company with respect to the Plan on July 26, 2002 (SEC File No. 333-97127), January 31, 2014 (SEC File No. 333-193683), July 31, 2019 (SEC File No. 333-232907), and May 13, 2021 (SEC File No. 333-256073) together with all exhibits filed therewith or incorporated therein by reference.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the Note to Part I of Form S-8.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.
The following documents, which have previously been filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference herein and shall be deemed to be a part hereof:
(1) The Plan’s Annual Report on Form 11-K for the fiscal year ended December 31, 2024, filed with the Commission on
June 25, 2025;
(2) The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Commission on February 19, 2026 (the “2025 Form 10-K”);
(3) The Company’s Quarterly Report on Form 10-Q, filed with the Commission on May 7, 2026;
(4) The Company’s Current Reports on Form 8-K filed with the Commission on January 22, 2026 (Item 3.02 only) (Film No. 26552258), February 2, 2026, February 6, 2026, April 7, 2026, April 23, 2026, and May 8, 2026;
(5) The Description of the Company’s Common Stock included in Exhibit 4.3 to the 2025 Form 10-K.
In addition, all documents filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made part hereof from their respective dates of filing (such documents, and the documents listed above, being hereinafter referred to as “Incorporated Documents”); provided, however, that the documents listed above or subsequently filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Company’s Annual Report on Form 10-K or the Plan’s Annual Report on Form 11-K, as applicable, covering such year shall cease to be Incorporated Documents or be incorporated by reference in this Registration Statement from and after the filing of such Annual Report.
Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any statement contained herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Notwithstanding the foregoing, the Company is not incorporating any document or information deemed to have been furnished and not filed under Item 2.02 or Item 7.01 of any Current Report on Form 8-K in accordance with the Commission’s rules.

Item 8.	Exhibits.

The Registrant will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service (“IRS”) in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

Exhibit No.	Exhibit Description

4.1
Restated Certificate of Incorporation of Capital One Financial Corporation (as restated July 26, 2023) (incorporated by reference to Exhibit 3.1 of the Current Report on Form 10-Q, filed on July 27, 2023).

4.2	Amended and Restated Bylaws of Capital One Financial Corporation, dated September 23, 2021 (incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K, filed on September 29, 2021).

23.1*	Consent of Ernst & Young LLP.

24.1*	Power of Attorney (included on signature page hereto).

107.1*	Filing Fee Table

*	Filed herewith.

SIGNATURES
The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Fairfax, Commonwealth of Virginia, on this 27th day of May, 2026.

CAPITAL ONE FINANCIAL CORPORATION

By:	/s/ Matthew W. Cooper
Matthew W. Cooper
General Counsel & Corporate Secretary
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Andrew M. Young, Timothy P. Golden and Matthew W. Cooper, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Richard D. Fairbank	Chairman, Chief Executive Officer and President	May 27, 2026
Richard D. Fairbank	(Principal Executive Officer)

/s/ Andrew M. Young	Chief Financial Officer (Principal Financial Officer)	May 27, 2026

Andrew M. Young

/s/ Timothy P. Golden	Chief Accounting Officer (Principal Accounting Officer)	May 27, 2026

Timothy P. Golden

/s/ Ime Archibong	Director	May 27, 2026

Ime Archibong

/s/ Christine Rose Detrick	Director	May 27, 2026
Christine Rose Detrick

/s/ Suni P. Harford	Director	May 27, 2026

Suni P. Harford

/s/ Peter Thomas Killalea	Director	May 27, 2026
Peter Thomas Killalea

/s/ C.P.A.J. (Eli) Leenaars	Director	May 27, 2026

C.P.A.J. (Eli) Leenaars

/s/ François Locoh-Donou	Director	May 27, 2026

François Locoh-Donou

/s/ Peter E. Raskind	Director	May 27, 2026

Peter E. Raskind

/s/ Eileen Serra	Director	May 27, 2026

Eileen Serra

/s Mayo A. Shattuck III	Director	May 27, 2026
Mayo A. Shattuck III

/s/ J. Michael Shepherd	Director	May 27, 2026

J. Michael Shepherd

/s/ Craig A. Williams	Director	May 27, 2026

Craig A. Williams

/s/ Jennifer L. Wong	Director	May 27, 2026

Jennifer L. Wong

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Fairfax, Commonwealth of Virginia, on this 27th day of May, 2026.

CAPITAL ONE FINANCIAL CORPORATION ASSOCIATE SAVINGS PLAN AS AMENDED AND RESTATED

By:	/s/ Kurt Johnson
Kurt Johnson
Chair of the Capital One Financial Corporation Benefits Committee